SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2006

PHOTOWORKS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-15338	91-0964899
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

71 Columbia Street

Seattle, Washington 98104

(Address of principal executive office)

(206) 281-1390

(Registrant’s telephone number including area code)

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2006, PhotoWorks, Inc. announced that Mr. Wade Pfeiffer would commence employment with the Company as its Chief Financial Officer and Chief Operating Officer on May 22, 2006. Pursuant to an offer letter with the Company, Mr. Pfeiffer will receive a base salary of $200,000 per year. Mr. Pfeiffer will also receive a grant of options to purchase 350,000 shares of PhotoWorks’ common stock. The grant will vest over four years, with 25% vesting on the one year anniversary of Mr. Pfeiffer’s employment and the remainder vesting ratably on a monthly basis over the following three years. The exercise price will be the fair market value of PhotoWorks’ common stock on May 22, 2006. The term of the options is severn years. In addition, Mr. Pfeiffer will participate in the Company's Performance Incentive Plan to a maximum of 30% of his base salary. Upon termination of Mr. Pfeiffer’s employment by the Company other than for cause, he will be entitle to three months’ base salary as a severance payment.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 15, 2005, the Company announced that Mr. Wade Pfeiffer will commence employment with Company as its Chief Financial Officer and Chief Operating Officer on May 22, 2006.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1	Offer letter between PhotoWorks, Inc. and Mr. Wade Pfeiffer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOWORKS, INC.

By:	/s/ Philippe Sanchez
Philippe Sanchez
Chief Executive Officer